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                                                                     EXHIBIT 1.1

                          Arena Pharmaceuticals, Inc.

                       6,000,000 Shares of Common Stock*
                          (par value $.0001 per share)
                             UNDERWRITING AGREEMENT

                                                          New York, New York
                                                          July [ ], 2000

ING Barings LLC
Prudential Securities Incorporated
SG Cowen Securities Corporation
As Representative of the Several Underwriters
c/o ING Barings LLC
55 East 52nd Street
New York, New York  10055

Ladies and Gentlemen:

        Arena Pharmaceuticals, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule I hereto (the "Underwriters"), for whom you are acting as representatives (the "Representatives"), an aggregate of 6,000,000 shares (the "Firm Shares") of its common stock, par value $.0001 per share (the "Common Stock"), and for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, at the option of the Underwriters, up to an additional 900,000 shares (the "Option Shares"). The Firm Shares and the Option Shares are collectively referred to as the "Shares."

        The Company and the Underwriters agree that up to 400,000 shares of the Shares to be purchased by the Underwriters (the "Reserved Shares") shall be reserved for sale by the Underwriters to certain eligible directors, employees, their family members and persons with whom the Company has a business relationship, as part of the distribution of the Shares by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. and all other applicable laws, rules and regulations. To the extent that such Reserved Shares are not orally confirmed for purchase by such eligible directors, employees, their family members and persons with whom the Company has a business relationship by the end of the first business day after the date of this Agreement, such Reserved Shares may be offered to the public as part of the public offering contemplated hereby.

        1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

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* Plus an option to purchase from the Company up to an additional 900,000 shares of Common Stock to cover over-allotments.


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               (a) The Company has prepared and filed with the Securities and
Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-35944), for the registration of the Shares under the Securities Act of 1933, as amended (the "Act"). Such registration statement, including the prospectus, financial statements and schedules, exhibits and all other documents filed as a part thereof, as amended through the time of effectiveness of the registration statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to Rule 430A or Rule 434 of the Rules and Regulations of the Commission under the Act (the "Regulations"), is herein called the "Registration Statement". Any registration statement filed by the Company pursuant to Rule 462(b) under the Act is herein called the "Rule 462(b) Registration Statement," and from and after the date and time of filing of the Rule 462(b) Registration Statement the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) or Rule 434 filing is required, is herein called the "Prospectus". The term "preliminary prospectus" as used herein means a preliminary prospectus as described in Rule 430A of the Regulations. Notwithstanding the foregoing, if the Company has, with the consent of ING Barings LLC, elected to rely upon Rule 434 under the Act, the term "Prospectus" shall mean the Rule 434 preliminary prospectus together with the applicable term sheet (the "Term Sheet") prepared and filed by the Company with the Commission under Rules 434 and 424(b) under the Act, and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, any preliminary prospectus, the Prospectus or the Term Sheet, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

               (b) The preliminary prospectus and the Prospectus, if filed using EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Shares. At the time of the effectiveness of the Registration Statement or the effectiveness of any Rule 462(b) Registration Statement and any post-effective amendment thereto, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) or Rule 434 of the Regulations, when any supplement to or amendment of the Prospectus was first filed with the Commission and at the Closing Date and any Additional Closing Date (as defined in Section 2), if any, the Registration Statement and the Prospectus and any amendments thereof and supplements thereto complied (and, in the event of any of the aforementioned filings that may occur in the future, will, at the time of each such filing, comply) with the applicable provisions of the Act and the Regulations, did not and will not contain an untrue statement of a material fact and did not and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. When any related preliminary prospectus was first filed with the Commission (whether filed as part of the Registration Statement for the registration of the Shares or any amendment thereto or pursuant to Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such preliminary prospectus and any amendments thereof and supplements thereto complied with the applicable provisions of the Act and the Regulations, and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading (except any


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information omitted from any preliminary prospectus but deemed to be part of the
Registration Statement at the time it became effective pursuant to paragraph (b) of rule 430A under the Act). No representation and warranty is made in this subsection (b), however, with respect to the statements set forth in the first (including the table), third, eighth, tenth, eleventh, twelfth and seventeenth paragraphs under the caption "Underwriting" in, and the last paragraph on the cover page of, the Prospectus (collectively, the "Underwriters Information"). If Rule 434 is used, the Company will comply with the requirements of Rule 434. The Commission has not issued any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Prospectus or any preliminary prospectus, or instituted proceedings for that purpose.

               (c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, and has all power and authority necessary to own, lease and operate its properties and engage in the business in which it is engaged as described in the Registration Statement and the Prospectus. The Company is duly registered and qualified to do business as a foreign corporation in good standing in each jurisdiction where the character, location, ownership or leasing of its properties or the conduct of its business requires such registration or qualification.

               (d) Aressa Pharmaceuticals, Inc. ("Aressa") is a wholly-owned subsidiary of the Company. The Company owns approximately 46.7% of the outstanding capital stock of ChemNavigator.com, Inc. ("ChemNavigator" and, together with Aressa, the "Affiliated Companies"). The Company does not own or control, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association, or other entity other than the Affiliated Companies. All the outstanding shares of capital stock of the Company and Aressa have been duly and validly authorized and issued and are fully paid and nonassessable, are free and clear of any security interest, pledge, claim (legal or equitable), lien, charge, equity, mortgage, encumbrance or other restriction (each a "Lien"), shareholders' agreements, voting trusts or defects of title. Each of the Company and Aressa has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of organization, with full power and authority to own, lease and operate its properties and conduct the business in which it is engaged. Each of the Company and Aressa is duly registered and qualified to do business as a foreign corporation in good standing in each jurisdiction where the character, location, ownership or leasing of its properties or the conduct of its business requires such registration or qualification. Neither the Company nor Arena nor, to the knowledge of the Company, ChemNavigator, is currently prohibited by any provision in any contract or other document or instrument, directly or indirectly, from paying any dividends to the Company, from making any other distribution on its capital stock, from repaying to the Company any loans or advances to it from the Company or from transferring any of its property or assets to the Company or any other subsidiary of the Company.

               (e) Ernst & Young LLP, the accountants who have expressed their opinion with respect to the consolidated financial statements (including the related notes and supporting schedules) of the Company filed with the Commission as a part of the Registration Statement and the Prospectus, are, with respect to the Company, independent public accountants as required


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by the Act, the Regulations and the Securities Exchange Act of 1934, as amended
(the "Exchange Act").

        (f) As of the date hereof, the Company has an authorized capitalization as set forth in the Registration Statement and the Prospectus and there has been no material change in its capitalization since that date. All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right. The description of the authorized and outstanding capital stock of the Company and of the Shares contained in the Registration Statement and the Prospectus is accurate in all material respects. Except as described in the Registration Statement and the Prospectus, there are no authorized or outstanding rights (including, without limitation, preemptive rights, co-sale rights, resale rights, rights of first refusal or similar rights), warrants or options to acquire, or instruments convertible into or exercisable or exchangeable for, any share of capital stock or other equity interest or ownership interest in the Company or Aressa or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock or other equity interest or ownership interest in the Company or Aressa, except for any such rights that have been effectively waived in writing so as not to be exercisable in connection with the registration, offer or sale of the Shares. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Registration Statement and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights. The Shares have been duly authorized for issuance and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be validly issued, fully paid and nonassessable, good title to the Shares will be transferred to the Underwriters free and clear of any Liens and the certificates representing the Shares will be in valid and sufficient form. The Shares to be issued pursuant to this Agreement will not be issued in violation of any preemptive right, co-sale right, resale right, right of first refusal or similar right.

        (g) There is (i) no action, suit or proceeding or, to the knowledge of the Company, investigation, before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, pending or, to the knowledge of the Company, threatened or contemplated, as to which the Company or either Affiliated Company is (or, to the extent threatened or contemplated, will be) a party or as to which the business, assets or property of the Company or either Affiliated Company is (or, to the extent threatened or contemplated, will be) subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency, body or official, and (iii) no injunction, restraining order or order of any nature that has been issued by a federal or state court or foreign court of competent jurisdiction to which the Company or Aressa is or will be subject or affecting the business, assets or property of the Company or Aressa, that could (in the case of clauses (i), (ii) and (iii)), individually or in the aggregate, whether or not arising from transactions in the ordinary course of business, result in a material adverse effect on or affecting the business, operations, assets, properties, condition (financial or other), stockholders' equity, prospects or results of operations of the Company and its consolidated subsidiaries taken as a whole (a "Material Adverse Effect") or be required to be disclosed in the Registration Statement or the Prospectus. There are no legal or administrative proceedings, statutes, Contracts (as defined below) or documents concerning the Company or either Affiliated


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Company required to be filed as an exhibit to the Registration Statement or described in the Prospectus that have not been filed or described as required.

               (h) The consolidated financial statements of the Company, together with the related notes thereto, which are filed as a part of the Registration Statement and the Prospectus, present fairly the consolidated financial position and the consolidated results of operations, changes in stockholders' equity and changes in cash flows of the Company as of the respective dates and for the respective periods specified therein. All of such financial statements and related notes have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved and comply as to form with the applicable accounting requirements included in Regulation S-X under the Act. The supporting schedules and tables, and the financial data set forth under the headings "Prospectus Summary--Summary Financial Data" and "Selected Financial Data", included in the Registration Statement and the Prospectus, fairly present the information purported to be shown thereby at the respective dates thereof and for the respective periods covered thereby and have been presented on a basis consistent with that of the audited financial statements therein. No other financial statements or supporting schedules are required by the Act, the Exchange Act or the Regulations (including Regulation S-X) to be included therein.

               (i) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been, except as described in the Registration Statement and the Prospectus (i) any Material Adverse Effect, (ii) any transaction entered into by the Company or Aressa, except transactions in the ordinary course of business, (iii) any obligation, direct or contingent, incurred by the Company or Aressa which is material to the Company and Aressa taken as a whole, (iv) any change in the capital stock or outstanding indebtedness of the Company or Aressa, or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or Aressa.

               (j) The Company and Aressa have good and marketable title to all properties and assets described in the Registration Statement and the Prospectus as being owned by them, free and clear of all Liens except (i) such as are described in the Registration Statement and the Prospectus or (ii) such as do not, singly or in the aggregate, materially adversely effect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company or Aressa. The Company and Aressa have valid and enforceable leases for the properties leased by them, the Company and Aressa enjoy peaceful and undisturbed possession under all such leases with such exceptions as do not materially interfere with the use thereof made by the Company and Aressa, and such leases conform in all material respects to the descriptions thereof, if any, set forth in the Registration Statement and the Prospectus. The Company and Aressa own, lease or otherwise have rights to use all properties and assets as are important to their respective operations as now conducted.

               (k) The Company and Aressa have all licenses, certificates, approvals, consents, concessions, qualifications, orders, registrations, authorizations and permits from all federal, state, foreign and other governmental and regulatory agencies, bodies and authorities ("Permits") that are material to the conduct of the business of the Company and Aressa as such business is currently conducted. All such Permits are valid and in full force and effect and there is no proceeding pending or, to the best knowledge of the Company, threatened, which may cause any


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such Permit to be withdrawn, canceled, suspended or not renewed. The Company and
Aressa are not in violation of, or in default under, and have fulfilled and performed all their obligations with respect to, such Permits. No event has occurred which allows or would allow revocation or termination of any such Permit or result in any material impairment of the rights of the holder of any such Permit. The Contracts to which the Company or Aressa is a party are valid and binding agreements, enforceable against the Company and Aressa in accordance with their terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to or affecting creditors' rights generally, and, to the best of the Company's knowledge, the other contracting party or parties thereto are not in material breach or default under any of such Contracts.

               (l) Neither the Company nor Aressa is (i) in violation of its certificate of incorporation, as amended, or bylaws, as amended or (ii) in breach of or default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, franchise, joint venture, deed of trust, bond, note, lease or other agreement or instrument to which the Company or Aressa is a party or by which the Company or Aressa may be bound or to which any of the property or assets of the Company or Aressa is subject (each a "Contract"), or in violation of any law, order, rule, regulation, writ, injunction or decree of any court or governmental agency, except in the case of this clause (ii) for such breaches, defaults or violations that could not, individually or in the aggregate, have a Material Adverse Effect. Neither the issuance, offer, sale or delivery of the Shares, the execution, delivery and performance by the Company of this Agreement nor the compliance by the Company with all the provisions hereof nor the consummation of the transactions contemplated hereby (i) conflicts with or will conflict with, or constitutes or will constitute a breach or violation of or a default under (or an event that, with notice or lapse of time or both, would constitute such a breach, violation or default), or results in or will result in the imposition of a Lien upon any property or assets of the Company or Aressa under, any of the terms or provisions of the certificate of incorporation or by-laws of the Company or Aressa, or (ii) conflicts with or will conflict with or constitutes or will constitute a breach or violation of, or a default under (or an event that with notice or the lapse of time or both would constitute a default) or the loss of any material benefit under, or the termination of, or results in or will result in the creation or imposition of any Lien upon any property or assets of the Company or Aressa pursuant to, any Contract, nor (iii) violates or conflicts with or will violate or conflict with any law, statute, rule or regulation applicable to the Company or Aressa or any judgment, decree or order applicable to the Company or Aressa of any court or supervisory, regulatory, administrative or governmental agency, body or authority, or arbitrator having jurisdiction over the Company or Aressa or any of their respective properties or assets except, in the case of clauses (ii) and (iii), for such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

               (m) The Company and Aressa own, possess, license or have rights to use all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, tradenames, inventions, discoveries, concepts, ideas, techniques, methods, source codes, object codes, copyrights, manufacturing processes, formulae, computer software, databases, works of authorship, technology, trade secrets, know-how, and other unpatented and/or unpatentable proprietary or confidential information, collaborative research agreements, systems or procedures and material intangible property and assets (collectively, "Intellectual


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Property") necessary to the conduct of its business as currently conducted. The
Company reasonably believes it will be able to own or possess adequate licenses or other rights to use all Intellectual Property necessary to the conduct of its business as described in the Registration Statement and the Prospectus. The descriptions of the Company's and Aressa's Intellectual Property in the Registration Statement and the Prospectus fairly and accurately describe the Company's and Aressa's rights with respect to its Intellectual Property. There are no claims, actions, or proceedings pending or, to the Company's best knowledge, threatened, challenging the validity of any of its or Aressa's claims in any of the Intellectual Property, and the Company is unaware of any fact that the Company believes could form a reasonable basis for any such claim, action or proceeding.

               (n) The patents ("Patents") and patent applications ("Patent Applications") of the Company and Aressa listed on Schedule 1(n) (collectively, "Patent Rights") are all of the Patent Rights included in the Intellectual Property. There are no outstanding licenses or other agreements that relate to or restrict the Company's or Aressa's use of the Patent Rights. No Patent has been or is now involved in any interference, reissue, reexamination or opposition proceeding in the United States Patent and Trademark Office. To the knowledge of the Company, except as described in the Registration Statement and the Prospectus, there is no patent or patent application of any person that conflicts in any material respect with any Patent or invalidates any claim the Company or Aressa has in any Patent or Patent Application. With regard to the Patent Rights, except as described in the Registration Statement and the Prospectus, the Company has no knowledge of unpaid maintenance fees, patents that have lapsed, or abandonment of applications, and is not aware of any facts why any Patent Applications should not be allowed. The Company is not aware of any prior art reference that could render any Patent Right invalid or a Patent Application unpatentable.

               (o) The Company or Aressa is the sole and exclusive owner of all right, title and interest in the registered trademarks and service marks listed on Schedule 1(n) (collectively, "Registered Marks"), which are all of the registered trademarks and service marks included in the Intellectual Property. The Company or Aressa has applied for the United States trademarks and service marks listed on Schedule 1(n) (collectively, "Applied Marks"). The Company has not allowed any Applied Marks or Registered Marks to be abandoned, canceled, or to lapse. The Company has no knowledge of the existence of trademarks or service marks, or trademark or service mark applications, owned by third parties that may have, individually or in the aggregate, a Material Adverse Effect. The Company and the Affiliated Companies have registered with [Network Solutions, Inc.] the Internet domain names arenapharm.com, aressa[pharm].com and ChemNavigator.com. The Company has no knowledge of a registered trademark held by a third party that may be used to prevent the Company or an Affiliated Company from using these domain names. The Company or an Affiliated Company has taken all reasonable steps to secure, protect, and maintain the Registered Marks and Applied Marks listed on Schedule 1(n) and the Internet domain names arenapharm.com, aressa[pharm].com and ChemNavigator.com.

               (p) The Software owned, licensed or purported to be owned or licensed by the Company or either Affiliated Company was either (i) developed by employees of the Company or the Affiliated Companies within the scope of their employment; (ii) developed by independent contractors who have assigned their rights to the Company or the Affiliated Companies pursuant to written agreements; or (iii) otherwise lawfully acquired by the Company or the Affiliated


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Companies from a third party pursuant to a contract. To the knowledge of the
Company, the Software does not contain any programming code, documentation or other materials or development environments that embody Intellectual Property rights of any person other than the Company except for such materials or development environments obtained by the Company or the Affiliated Companies from other persons who make such materials or development environments generally available on non-discriminatory commercial terms. "Software" means any and all
(i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code,
(ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (iii) descriptions, schematics, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, and (iv) all documentation, including user manuals and training materials, relating to any of the foregoing.

               (q) The Company and Aressa have filed on a timely basis with the appropriate taxing authorities (or have received an extension for filing with respect to) all necessary federal, state and foreign income and franchise tax returns, reports and other information required to be filed by them. Each such tax return, report or other information was, when filed, accurate and complete. The Company and Aressa have duly paid, or have made adequate charges, accruals and reserves in the financial statements for, all such taxes required to be paid by them and any other assessment, fine or penalty levied against them, for all periods as to which the tax liability of the Company or Aressa have not been finally determined. No tax deficiency has been or, to the best of the Company's knowledge, might be, asserted or contemplated against the Company or Aressa.

               (r) Each of the Company and Aressa carries, or is covered by, insurance in such amounts and covering such risks as are adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses.

               (s) Neither the Company nor Aressa is involved in any labor dispute, disturbance, lockout, slowdown or stoppage of employees, and, to the best knowledge of the Company, no such dispute or disturbance is threatened or imminent.

               (t) The Company and Aressa (i) are in compliance with all applicable foreign, United States federal, state and local environmental laws, rules, regulations, treaties, statutes and codes relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), except for such noncompliance as could not have a Material Adverse Effect, and (ii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants. No action, proceeding, revocation proceeding, writ, injunction or claim is pending or, to the knowledge of the Company, threatened, relating to the Environmental Laws or to the Company's or Aressa's activities involving Hazardous Materials. "Hazardous Materials" means any material or substance (i) that is prohibited or regulated by any Environmental Law or (ii) that has been designated or regulated by any governmental body or authority as radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment.


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               (u) Neither the Company nor Aressa has engaged in the generation, use, manufacture, transportation or storage of any Hazardous Materials on any of the Company's or Aressa's properties or former properties, except in compliance with all applicable Environmental Laws. No Hazardous Materials have been treated or disposed of on any of the Company's or Aressa's properties or on properties formerly owned or leased by the Company or Aressa during the time of such ownership or lease, except in compliance with Environmental Laws.

               (v) No payments or inducements have been made or given, directly or indirectly, to any federal or local official or candidate for, any federal or state office in the United States or foreign offices by the Company or Aressa, by any of their officers, directors, employees or agents or, to the knowledge of the Company, by any other person in connection with any opportunity, Contract, Permit, certificate, consent, order, approval, waiver or other authorization relating to the business of the Company or Aressa, except for such payments or inducements as were lawful under applicable laws, rules and regulations. Neither the Company nor Aressa, nor, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or Aressa, (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment in connection with the business of the Company or Aressa.

               (w) Neither the Company nor Aressa has any liability for any prohibited transaction (within the meaning of Section 4975(c) of the Internal Revenue Code of 1986, as amended (the "Code") or Part 4 of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (or an accumulated funding deficiency within the meaning of Section 412 of the Code or
Section 302 of ERISA) or any complete or partial withdrawal liability (within the meaning of Section 4201 of ERISA), with respect to any pension, profit sharing or other plan which is subject to ERISA, to which the Company and Aressa make or ever have made a contribution and in which any employee of the Company and Aressa is or has ever been a participant. With respect to such plans, the Company and Aressa are in compliance with all applicable provisions of ERISA.

               (x) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or Aressa to or for the benefit of any of the officers or directors or shareholders of the Company or Aressa or any of the members of the families of any of them, except as disclosed in the Registration Statement and the Prospectus.

               (y) No consent, approval, registration, authorization, filing, qualification, Permit or order of or with any court or supervisory, regulatory, administrative or governmental agency, body or authority, arbitrator or others (including securityholders) is required in connection with the execution and delivery of this Agreement, the issuance, sale or delivery of the Shares to be issued, sold and delivered by the Company hereunder, or the consummation of any other of the transactions contemplated herein or the fulfillment of the terms hereof, except (i) the registration under the Act of the Shares and such consents, approvals, registrations,


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authorizations, filings, qualifications, Permits or orders, as may be required under the state securities or "blue sky" laws or the bylaws and rules of the National Association of Securities Dealers, Inc. (the "NASD"), (ii) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Reserved Shares are offered, or (iii) as have been obtained and which are in full force and effect in connection with the offer, purchase and distribution by the Underwriters of the Shares.

               (z) The execution, delivery and performance by the Company of this Agreement and the issuance and sale of the Shares and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action. This Agreement constitutes the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to or affecting creditors' rights generally and
(ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and except to the extent that the provisions of Section 6 hereof may be limited by applicable federal or state securities laws or unenforceable as against public policy.

               (aa) The Company is not now, and as a result of the offer and sale of the Shares in the manner contemplated in this Agreement, the Registration Statement and the Prospectus and the application of the net proceeds of such sale as described in the Registration Statement and the Prospectus, will not be, an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act").

               (bb) Neither the Company nor Aressa nor, to the Company's best knowledge, any of its or their officers, directors or affiliates (as defined in Rule 501(b) of Regulation D ("Regulation D") under the Act) has taken or will take, directly or indirectly, any action designed to cause or to result in or that has constituted, or might reasonably be expected to cause or result in or constitute, under the Exchange Act, or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

               (cc) The Company has not distributed and will not distribute prior to the later of (A) the Closing Date or any Additional Closing Date, if any, and (B) the completion of the distribution of the Shares by the Underwriters and dealers, any offering material (including, without limitation, content on its website, if any, that may be deemed to be offering material) in connection with the offering and sale of the Shares other than the preliminary prospectus and the Prospectus.

               (dd) There are no holders of securities of the Company which by reason of the filing of the Registration Statement or otherwise in connection with the sale of the Shares contemplated hereby, have the right to request or demand that the Company register under the Act any of their securities in connection with the Registration Statement, except for any such rights that have been effectively waived in writing so as to not be exercisable in connection with the registration, offer or sale of the Shares. Except as disclosed in the Registration Statement, there is no holder of securities of the Company that has the right to request or demand that the Company register under the Act the sale of any of such holder's securities in the Company.

               (ee) The Shares have been approved for inclusion on the Nasdaq National Market, subject only to official notice of issuance.

               (ff) Except as described in the Registration Statement and the Prospectus, and except in connection with exercises of outstanding options to acquire not more than [_____________] shares of Common Stock, the Company has not sold or issued any shares of capital stock within the six month period preceding the date of the Prospectus, all of which sales and issuances were made in compliance with the Act and the Regulations.

               (gg) The information contained in the Registration Statement and the Prospectus regarding the Company's expectations, plans and intentions, and any other information that constitutes "forward-looking" information within the meaning of the Act and the 1934 Act were made by the Company on a reasonable basis and reflect the Company's good faith estimate of the matters described therein.

               (hh) Each officer and director of the Company and each securityholder of the Company (except one or more holders of not more than an aggregate of [________] shares of Common Stock, Preferred Stock (as defined below) and options and warrants convertible into Common Stock or Preferred Stock) has agreed to sign an agreement substantially in the form attached hereto as Exhibit A (the "Lock-up Agreements"). The Company has provided to counsel for the Underwriters a complete and accurate list of all securityholders of the Company and the number and type of securities held by each securityholder. The Company also has provided to counsel for the Underwriters true, accurate and complete copies of all of the Lock-up Agreements presently in effect or effected hereby. The Company has given "no transfer" instructions to its transfer agent and registrar with respect to such securities. Notwithstanding the foregoing, with respect to any person who has signed a Lock-up Agreement, (i) gifts or (ii) transfers to (A) such person's immediate family or (B) a trust or partnership the beneficiaries and sole partners of which are members of such person's immediate family and/or such person, shall be permitted if the donee or transferee agrees in writing to be bound by the foregoing in the same manner as it applies to the undersigned. "Immediate family" shall mean the spouse, father, mother, or any lineal descendant, brother or sister, of the transferor.

               (ii) The Company has obtained the written affirmative election of the holders of at least 66 2/3% of the outstanding shares of each of the Series A Preferred Stock of the Company, the Series B Preferred Stock of the Company, the Series C Preferred Stock of the Company, the Series D Preferred Stock of the Company, the Series E Preferred Stock of the Company, the Series F Preferred Stock of the Company and the Series G Preferred Stock of the Company (all seven of such series of Preferred Stock of the Company to be referred to as the "Preferred Stock"), to automatically convert each outstanding share of Preferred Stock into one share of Common Stock, such conversion to be effective immediately prior to the consummation of the sale of the Firm Shares (the "Conversion Time"). Such written affirmative elections are in the form required by the Third Restated Certificate of Incorporation of the Company and the Certificate of Designation for each of the Series D Preferred Stock of the Company, the Series E Preferred Stock of the Company, the Series F Preferred Stock of the Company and the Series G Preferred Stock of the Company, as applicable, and, as of the Conversion Time, each share of Preferred Stock will be converted into one share of Common Stock.

               Any certificate signed by an officer of the Company and delivered to the Representative or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

        2. Purchase, Sale and Delivery of the Shares.

               (a) The Company agrees to issue and sell to the several Underwriters the Firm Shares upon the terms herein set forth. On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Underwriters, severally and not jointly, agree to purchase from the Company, at a purchase price per share of $[ ], the number of Firm Shares set forth opposite the respective names of the Underwriters in Schedule I hereto plus an additional number of Firm Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof.

               (b) Payment of the purchase price for, and delivery of, the Firm Shares and the Option Shares (if the option provided for in Section 2(c) below shall have been exercised on or before the third full business day prior to the Closing Date) shall be made at the offices of Winthrop, Stimson, Putnam & Roberts, One Battery Park Plaza, New York, New York, or at such other place as shall be agreed upon by ING Barings LLC and the Company, at 10:00 A.M. on the third full business day (unless postponed in accordance with the provisions of Section 9 hereof) following the date of the effectiveness of the Registration Statement (or, if the Company has elected to rely upon Rule 430A of the Regulations, the third or fourth full business day after the determination of the public offering price of the Firm Shares) (such time and date of payment and delivery being herein called the "Closing Date"); provided, however, that if the Company has not made available to the Underwriters copies of the Prospectus in such quantities and at such places requested by the Underwriters, no later than noon on the business day following the execution of this Agreement, ING Barings LLC may, in its sole discretion, postpone the Closing Date until no later than two full business days following the delivery of such copies of the Prospectus. Payment shall be made to the Company by wire transfer in immediately available funds to the order of the Company, against delivery to you for the respective accounts of the Underwriters of the Firm Shares to be purchased by them. The Company shall deliver, or cause to be delivered, a credit representing the Firm Shares to an account or accounts at The Depository Trust Company, as designated by ING Barings LLC for the accounts of the several Underwriters on the Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Firm Shares shall be registered in such name or names and in such authorized denominations as ING Barings LLC may request on or before noon on the business day prior to the Closing Date. "Business day" shall mean any day other than a Saturday, Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

               (c) In addition, the Company hereby grants to the Underwriters the option to purchase, severally and not jointly, up to an aggregate of 900,000 Option Shares at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares as set forth in this Section 2, for the sole purpose of covering over-allotments in the sale of Firm Shares by the Underwriters. This option may be exercised from time to time and at any time, in whole or in part, on or before the thirtieth day following the date of the Prospectus, by notice from ING Barings LLC to the Company. Any such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time, as reasonably determined by ING Barings LLC, when the Option Shares are to be delivered (such date and time being herein sometimes referred to as an "Additional Closing Date"); provided, however, that any Additional Closing Date shall not be earlier than the Closing Date or earlier than the second full business day after the date on which the option shall have been exercised nor later than the fifth full business day after the date on which the option shall have been exercised (unless such time and date are postponed in accordance with the provisions of Section 9 hereof). The Company shall deliver, or cause to be delivered, a credit representing the Option Shares to an account or accounts at The Depository Trust Company, as designated by ING Barings LLC for the accounts of the several Underwriters on any Additional Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Option Shares shall be registered in such name or names and in such authorized denominations as ING Barings LLC may request on or before noon on the business day prior to any Additional Closing Date.

               The number of Option Shares to be sold to each Underwriter shall be the number which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 9 hereof) bears to the total number of Firm Shares being purchased from the Company, subject, however, to such adjustments to eliminate any fractional shares as ING Barings LLC in its sole discretion shall make.

               Payment for the Option Shares shall be made by wire transfer in immediately available funds to the order of the Company as noted above, at the offices of Winthrop, Stimson, Putnam & Roberts or such other location as may be mutually acceptable, upon delivery of the Option Shares to you for the respective accounts of the Underwriters.

        3. Offering. It is understood that the several Underwriters propose to offer the Shares for sale to the public upon the terms set forth in the Prospectus.

        4. Covenants of the Company. The Company covenants and agrees with each Underwriter that:

               (a) If the Registration Statement has not been declared effective at the time of the execution of this Agreement, the Company will use its best efforts to cause the Registration Statement and any amendments thereto to become effective as promptly as possible. The Company will use its best efforts to cause a registration statement on Form 8-A (the "Form 8-A Registration Statement") as required by the Exchange Act to become effective simultaneously with the Registration Statement. If Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b) or Rule 434, the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) or Rule 434 within the prescribed time period and will provide evidence satisfactory to you of such timely filing. If the Company elects to rely on Rule 434, the Company will prepare and file a term sheet that complies with the requirements of Rule 434. If the Company elects to rely on Rule 462(b) under the Act, the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) under the Act prior to the time confirmations are sent or given, as specified by Rule 462(b)(2) under the Act, and shall pay the applicable fees.

               The Company will notify you immediately (and, if requested by you, will confirm such notice in writing) (i) when the Registration Statement and any amendments thereto become effective, (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement, any preliminary prospectus or the Prospectus or for additional information, (iii) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor, (v) of the receipt of any comments from the Commission, and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If a stop order or suspension of qualification is proposed at any time, the Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain the lifting thereof as soon as possible. The Company will not file any amendment to the Registration Statement or any amendment of or supplement to, any preliminary prospectus or the Prospectus (including the prospectus required to be filed pursuant to Rule 424(b) or Rule 434) that differs from the prospectus on file at the time of the effectiveness of the Registration Statement before or after the effective date of the Registration Statement to which you shall reasonably object in writing after being timely furnished in advance a copy thereof.

               (b) If at any time when a prospectus relating to the Shares is required to be delivered under the Act by an Underwriter or dealer any event shall have occurred as a result of which the Prospectus as then amended or supplemented would, in the reasonable judgment of ING Barings LLC, counsel to the Underwriters or the Company, include an untrue statement of a material fact or omit to state any material fact required to be stated therein, or necessary to make the statements therein, not misleading, or if it shall be necessary at any time to amend or supplement the Registration Statement or the Prospectus to comply with any law, the Company promptly will notify ING Barings LLC and prepare and file with the Commission and furnish at its own expense to the Underwriters and dealers, an appropriate amendment or supplement (in form and substance reasonably satisfactory to ING Barings LLC) which will correct such untrue statement or omission or so that the Registration Statement and the Prospectus will comply with the law and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible. If at any time during the 90 day period after the Registration Statement becomes effective, any rumor, publication or event relating to or affecting the Company shall occur as a result of which the market price of the Shares has been or is likely to be materially affected and the Company proposes to disseminate a press release or other public statement responding to or commenting on such rumor, publication or event, then the Company will consult with ING Barings LLC concerning the substance of such press release or other public statement.

               (c) As soon as practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, the Company will make generally available (within the meaning of Section 11(a) of the Act) to its securityholders and to you an earning statement or statements of the Company which will satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Regulations, covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement.

               (d) The Company will furnish without charge to you and counsel to the Underwriters three complete signed copies of the Registration Statement (including exhibits thereto), and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as, in the reasonable opinion of counsel to the Underwriters, delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each preliminary prospectus and the Prospectus and any amendment or supplement thereto as you may request.

               (e) The Company will arrange for the qualification of the Shares for sale under the laws of such jurisdictions (both national and foreign) as the Representatives may designate and will make such applications, file such documents and furnish such information as may be required for that purpose and will maintain such qualifications in effect for so long as required for the distribution of the Shares; provided, however, that in no event shall the Company be required to qualify to do business in any such jurisdiction in which it is not already qualified or to file a general consent to service of process in any jurisdiction in which it is not now so required, other than in respect of suits arising out of the offering or sale of the Shares. The Company will, from time to time, prepare and file such statements, reports and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for the distribution of the Shares. The Company will cooperate with the Representatives and counsel to the Underwriters in connection with the filings required to be made by the Representatives with the NASD and will use its best efforts to cause the Shares to be quoted on the Nasdaq National Market System.

               (f) For a period of five years following the Effective Date, the Company will furnish to you and the Representatives, promptly after they are available, copies of (i) all materials furnished by the Company to its stockholders, (ii) all public reports and all reports and financial statements furnished by the Company (A) to any principal national securities exchange or system upon which the Common Stock may be listed or quoted pursuant to the requirements of an agreement with such exchange or system, or (B) to the Commission pursuant to the Exchange Act or any rule or regulation thereunder, and (iii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request.

               (g) For a period of 180 days from the date of the Prospectus (the "Lock-Up Period"), without the prior written consent of ING Barings LLC, the Company shall not, and shall take reasonable measures (including the issuance of "stop transfer" instructions to its transfer agent and registrar) to ensure that its executive officers, directors and securityholders do not, directly or indirectly: (1) issue (in the case of the Company), offer for sale, contract to sell, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by any person at any time in the future of) any shares of Common Stock or securities convertible into, exercisable or exchangeable for, or that represent the right to receive, Common Stock or sell or grant options, rights or warrants with respect to any shares of Common Stock or any of the foregoing or announce the offering of or register for sale any of the foregoing or any outstanding shares of Common Stock; provided however, that the Company may grant options and issue and sell Common Stock pursuant to any directors' and employees' benefit or compensation plans, qualified stock option plans, stock ownership plan or dividend reinvestment plan of the Company or pursuant to currently outstanding options, warrants or rights (so long as none of those shares may be transferred during the Lock-Up Period (and the Company shall enter stop transfer instructions with its transfer agent and registrar against any such transfer)); or (2) enter into any swap, repurchase agreement, pledge, transfer or other transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock, in cash or otherwise. In addition, during such period, each of the Company and Aressa will not file any registration statement (other than a Form S-8 registration statement filed in connection with shares of Common Stock received under a Company directors' and employees' stock plan, stock ownership plan, employment agreement or dividend reinvestment plan) with respect to the registration of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock without the prior written consent of ING Barings LLC.

               (h) During the period when the delivery of a Prospectus by an Underwriter or dealer may be required by the Act, the Company will comply, at its own expense, with all requirements imposed upon it by the Commission, the Act and the Exchange Act, and the rules and regulations of the Commission promulgated thereunder, so far as necessary to permit the continuance of sales of or dealing in the Shares during such period in accordance with the provisions hereof and the Prospectus. In addition, during such period the Company shall file, on a timely basis, with the Commission and the Nasdaq National Market all reports and documents required to be filed under the Exchange Act.

               (i) Neither the Company nor any of its affiliates (as defined in Regulation D under the Act), will take, directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to cause, result in, or constitute, under the Exchange Act, or otherwise, stabilization or manipulation of the price of the shares of Common Stock of the Company to facilitate the offering and distribution of the Shares or any other action prohibited by Regulation M under the Exchange Act.

               (j) The Company shall engage and maintain, at its expense, a registrar, if required, and transfer agent for the Shares.

               (k) The Company will use its best efforts to maintain listing of its shares of Common Stock on the Nasdaq National Market.

               (l) The Company will in the future conduct its affairs in such a manner so as to ensure that the Company was not and will not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

               (m) The Company shall cause to be prepared and delivered, at its expense, no later than the end of the business day on which the Prospectus is filed with the Commission pursuant to Rule 424(b) of the Regulations, to the Underwriters an "electronic Prospectus" to be used by the Underwriters in connection with the offering and sale of the Shares . As used herein, the term "electronic Prospectus" means a form of Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to you, that may be transmitted electronically by the Underwriters to offerees and purchasers of the Shares for at least during the period when the Prospectus is required to be delivered under the Act or the Exchange Act; and
(ii) it shall disclose the same information as the paper Prospectus and the Prospectus filed using EDGAR, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic Prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate.

        5. Payment of Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay, or reimburse ING Barings LLC if paid by the Underwriters, all costs, fees and expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to costs, fees and expenses of or relating to (i) the preparation by the Company of, and the printing and filing of, the Registration Statement and exhibits to it, each preliminary prospectus, the Prospectus and any amendment or supplement to the Registration Statement or the Prospectus (including, without limitation, the fees and expenses of the Company's counsel, accountants and other advisors), (ii) the preparation and delivery of certificates representing the Shares, (iii) the printing of this Agreement, Blue Sky Memoranda or Surveys and all other documents relating to the public offering of the Shares (including those documents supplied to the Underwriters in quantities as hereinabove stated) and furnishing (including costs of shipping and mailing) such copies of the Registration Statement, the Prospectus and any preliminary prospectus, and all exhibits, schedules, consents, certificates of experts, amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold, (iv) the quotation of the Shares on the Nasdaq National Market, (v) any filings required to be made with, and the review by, the NASD (provided that the fees, disbursements and other charges of the Underwriters' counsel in connection therewith shall be paid for by the Underwriters), (vi) the registration or qualification (or obtaining exemptions from such registration or qualification) of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 4(e), including the fees, disbursements and other charges of the Underwriters' counsel up to a maximum of $5,000 in connection therewith (provided that any such fees, disbursements and other charges of the Underwriters' counsel in excess of $5,000 shall be paid for by the Underwriters), and the preparation and printing of the Blue Sky Memoranda or Surveys, (vii) the issuance, transfer and delivery of the Shares to the Underwriters, including any issue, transfer, stamp or other taxes payable thereon, but excluding any transfer taxes payable on the Shares when sold by the Underwriters, (viii) the transfer agent or registrar for the Shares and (ix) all other fees, costs and expenses referred to in Part II of the Registration Statement.

        6. Indemnification.

               (a) The Company agrees to indemnify and hold harmless each Underwriter, its directors, officers, employees, and agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act,
against any and all losses, liabilities, claims, damages, actions and expenses whatsoever, as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing, compromising or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or
(ii) upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission to state therein a material fact necessary in order to make statements therein, not misleading; or
(iii) any act or failure to act or any alleged act or failure to act by an Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) or (ii) above, provided that the Company will not be liable under this clause (iii) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence, bad faith or willful misconduct; and provided further that the Company will not be liable in any such case covered by clause (i), (ii) or (iii) above to the extent but only to the extent that any such loss, liability, claim, damage, action or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information relating to an Underwriter furnished to the Company by or on behalf of any Underwriter through you expressly for use therein; and provided further that with respect to any preliminary prospectus, the foregoing indemnity shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Shares, or any of its directors, officers or employees or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability, action or expense. This indemnity agreement will be in addition to any liability which the Company may otherwise have, including under this Agreement. The Company acknowledges that the Underwriters Information constitutes the only information furnished in writing relating to an Underwriter by or on behalf of any Underwriter expressly for use in the Registration Statement relating to the Shares as originally filed or in any amendment thereof, any related preliminary prospectus or the Prospectus or in any amendment thereof or supplement thereto, as the case may be.

               (b) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through ING Barings LLC expressly for use therein; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue statement or alleged untrue statement or omission or alleged omission. This indemnity will be in addition to any liability which any Underwriter may otherwise have, including under this Agreement. The Company acknowledges that the Underwriters Information constitutes the only information furnished in writing relating to such Underwriter by or on behalf of such Underwriter through ING Barings LLC expressly for use in the Registration Statement relating to the Shares as originally filed or in any amendment thereof, any related preliminary prospectus or the Prospectus or in any amendment thereof or supplement thereto, as the case may be.

               (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party (i) shall not relieve it from any liability or obligation which it may have under this Section 6 or otherwise unless the failure to notify shall result in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not in any event relieve the indemnifying party from any obligations other than the indemnification obligation provided in paragraph (a) or (b) above). In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified parties promptly after receiving the aforesaid notice from an indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified parties. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party or parties in conducting the defense of any such action or that there may be one or more legal defenses (except for the defense set forth in Section (11)(b)(3) of the Securities Act to a claim under Section 11(a) of the Securities Act) available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying party or parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties, it being understood, however, that the indemnifying party or parties shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (plus separate local counsel, if retained by the indemnified party or parties) at any time for all such indemnified parties. An indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld. Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated in this
Section 6, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent is for money damages only and (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and
(ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

               The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 6 and Section 7 below and are fully informed regarding said provisions. They further acknowledge that the provisions of this
Section 6 and Section 7 below fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement, the preliminary prospectus and Prospectus as required by the Act and the Exchange Act.

        7. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 6 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and the Underwriters shall severally contribute to the aggregate amount paid or payable in respect of losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company any contribution received by the Company from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 6 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company on the one hand and the Underwriters, severally, on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters, severally, on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bears to the total underwriting discounts and commissions received by the Underwriters, respectively. The relative fault of the Company on the one hand and of the Underwriters, severally, on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this
Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 7, (i) no Underwriter shall be liable or required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue statement or alleged untrue statement or omission or alleged omission, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each director, officer, employee and agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses
(i) and (ii) of this Section 7. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 7 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its consent, provided that such consent was not unreasonably withheld.

        The Underwriters' obligations in this Section 7 to contribute are several in proportion to their respective underwriting obligations and not joint. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

        8. Conditions to the Obligations of the Underwriters. The several obligations of the Underwriters to purchase and pay for the Firm Shares and the Option Shares, as provided herein, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof, the Closing Date and any Additional Closing Date, if applicable, to the timely performance by the Company of its covenants and other obligations hereunder and to each of the following additional conditions:

               (a) The Registration Statement shall have become effective not later than, if pricing pursuant to Rule 430A, 5:30 P.M., New York time on the date of this Agreement, and if pricing pursuant to a pricing amendment, 12:00 P.M., New York time on the date an amendment to the Registration Statement containing the public offering price has been filed with the Commission, or at such later time and date as shall have been consented to in writing by ING Barings LLC; if the Company shall have elected to rely upon Rule 430A or Rule 434 of the Regulations, the Prospectus shall have been filed with the Commission in a timely fashion, and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and no proceedings for such purpose shall have been initiated or threatened by the Commission; no order suspending the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the authorities of any such jurisdiction (provided that if such an order or proceeding is pending, threatened or contemplated in only one or a limited number of jurisdictions with respect to the sale of the Shares, then, if in the sole judgment of the Representatives it is advisable to proceed with the offering, sale and delivery of the Shares in those jurisdictions in which no such order or proceeding is pending, threatened or contemplated, then this specific condition shall be deemed satisfied with respect to the Shares to be offered, sold or delivered by the Underwriters in those such jurisdictions where no such order or proceeding is pending, threatened or contemplated); any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities; after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to you and you did not reasonably object thereto; and the NASD, upon review of the terms of the public offering of the Shares, shall not have raised any objection to the fairness or reasonableness of the underwriting terms and arrangements.

               (b) The Company shall have furnished to you the opinion of Morgan, Lewis & Bockius LLP, counsel for the Company, dated the Closing Date and any Additional Closing Date, if applicable, addressed to the Underwriters in the form of Exhibit B hereto.

               (c) The Company shall have furnished to the Underwriters the opinion of Woodcock Washburn Kurtz Maciewicz & Norris LLP, Intellectual Property counsel for the Company, dated the Closing Date (and any Additional Closing Date, if applicable), in the form of Exhibit C hereto.

               (d) The Company shall have furnished to the Underwriters the opinions of Richard P. Burgoon, Jr., Vice President of Operations and General Counsel for the Company, dated the Closing Date (and the Additional Closing Date, if applicable), in the form of Exhibit D hereto.

               (e) All corporate proceedings and other legal matters in connection with this Agreement, the Registration Statement and the Prospectus, and the registration, authorization, issue, sale and delivery of the Shares as herein contemplated shall be satisfactory in all material respects to you and to Underwriters' counsel. The Underwriters shall have received from Winthrop, Stimson, Putnam & Roberts, Underwriters' counsel, a favorable opinion, dated the Closing Date (and any Additional Closing Date, if applicable), with respect to the issuance and sale of the Shares, the Registration Statement, the Prospectus and other related matters as you may reasonably require and such counsel shall have been furnished with such documents as they may reasonably request for the purpose of enabling them to pass upon the matters referred to in this Section.

               (f) At the Closing Date (and any Additional Closing Date, if applicable) you shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated the Closing Date (and any Additional Closing Date, if applicable), to the effect that (i) the condition set forth in subsection (a) of this Section 8 has been satisfied, (ii) as of the date hereof and as of the Closing Date (and any Additional Closing Date, if applicable) all the representations and warranties of the Company set forth in this Agreement are accurate with the same force and effect as if made on each of such dates, (iii) as of the Closing Date (and any Additional Closing Date, if applicable) the agreements and obligations of the Company to be performed hereunder on or prior thereto have been duly performed, and (iv) when the Registration Statement became effective and at all times subsequent thereto up to the delivery of such certificate, the Registration Statement and the Prospectus, and any amendments or supplements thereto, contained all material information required to be included therein by the Act and the Regulations, and conformed in all material respects to the requirements of the Act and the Regulations; the Registration Statement and the Prospectus, and any amendments or supplements thereto, did not and do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been so set forth.

               (g) At the Closing Date (and any Additional Closing Date, if applicable) you shall have received a certificate of the Secretary of the Company, dated the Closing Date (and any Additional Closing Date, if applicable), certified to by the President or any Vice President of the Company, as to (i) the due incorporation, valid existence and good standing of the Company and each Affiliated Company (and a copy of the Third Restated Certificate of Incorporation and by-laws of the Company and each Affiliated Company, as amended through the Closing Date (and any Additional Closing Date, if applicable) shall be attached thereto); (ii) the absence of the commencement or contemplation of any proceedings for the merger, consolidation, dissolution or liquidation of the Company and each Affiliated Company; (iii) the adoption of resolutions of the Board of Directors and Pricing Committee of the Company relating to the issuance and sale of the Shares (and a copy of such resolutions shall be attached thereto); (iv) the approval by the Board of Directors of the Company of the Registration Statement, Prospectus and this Agreement; (v) the prior furnishing by the Company to counsel to the Underwriters of true, correct and complete copies of the minute books of the Company and each Affiliated Company; (vi) the incumbency of persons who signed the Underwriting Agreement, or any other documents relating to the Shares, on behalf of the Company; and
(vii) such other matters as may be reasonably requested by the Underwriters or counsel to the Underwriters.

               (h) At the time this Agreement is executed and at the Closing Date (and any Additional Closing Date, if applicable), Ernst & Young, LLP shall have furnished to you a letter or letters, dated respectively as of the time this Agreement is executed and as of the Closing Date (and any Additional Closing Date, if applicable), addressed to you and based upon the procedures described in such letter, but carried out to a date not more than five (5) days prior to the Closing Date or any Additional Closing Date, as the case may be, and otherwise in form and substance reasonably satisfactory to you, confirming that they are independent public accountants with respect to the Company within the meaning of the Act and Regulation S-X, stating that the answer to Item 10 of the Registration Statement is correct as it relates to them and that:

                      (i) in their opinion the audited consolidated financial statements, the related consolidated financial statement schedules and the audited financial statements of the Company included in the Registration Statement and the Prospectus and reported on by them comply in form in all material respects with the applicable accounting requirements of the Act and the Regulations;

                      (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company and the Subsidiary; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders and the board of directors of the Company and the Subsidiaries; and inquiries of certain officials of the Company and the Subsidiaries who have responsibility for financial and accounting matters of the Company and the Subsidiaries as to transactions and events subsequent to December 31, 1999, nothing came to their attention which caused them to believe that:

                             (1) any unaudited financial statements included in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations with respect to registration statements on Form S-1; or such unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus;

                             (2) at June 30, 2000 there was any change in the capital stock, total stockholders' deficit and long-term debt, net of current portion, of the Company or any decreases in total assets as compared with amounts shown in the March 31, 1999 financial statements, or for the period from April 1, 2000 to June 30, 2000 there were any increases, compared with the corresponding period in the preceding year, in total operating expenses or in total or per share amounts of net loss, except in all instances for changes or increases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by ING Baring LLC; or

                             (3) the information included in the Registration Statement and Prospectus in response to Regulation S-K, Item 301 (Selected Financial Data) and Item 402 (Executive Compensation) is not in conformity with the applicable disclosure requirements of Regulation S-K;

                      (iii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71 ("SAS 71"), Interim Financial Information, on the unaudited financial statements included in the Registration Statement and the Prospectus;

                      (iv) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and the Subsidiary) set forth in the Registration Statement and the Prospectus, which have been specified by you prior to the date of such letter, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

        In addition, ING Barings LLC shall have received from Ernst & Young LLP a letter addressed to the Company and made available to you for the use of the Underwriters stating that their review of the Company's system of internal accounting controls, to the extent they deemed necessary in establishing the scope of their examination of the Company's consolidated financial statements as of December 31, 1999, did not disclose any weaknesses in internal controls that they considered to be substantial or material weaknesses.

        In the event that the letters to be delivered referred to above set forth note any changes, decreases or increases in the financial information included in the Registration Statement and the Prospectus, it shall be a further condition to the obligations of the Underwriters hereunder that

ING Barings LLC shall have reasonably determined that such changes, decreases or increases as are set forth in such letters do not reflect a material adverse change in the stockholders' equity or long-term debt of the Company as compared with the amounts shown in the latest balance sheet of the Company included in the Prospectus, or a material adverse change in total net revenues or net income of the Company, in each case as compared with the corresponding period of the prior year.

               (i) Subsequent to the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i)
(A) any loss or interference to the respective businesses or properties of the Company or Aressa from strike, fire, flood, hurricane, earthquake, accident or other calamity, whether or not covered by insurance, (B) any labor dispute or any court, legal, legislative or other governmental action, order or decree that adversely effects the Company or Aressa, (C) any transaction to which the Company or Aressa is a party that is material to the Company or Aressa, except transactions entered into in the ordinary course of business, (D) any obligation, direct or contingent, incurred by the Company or Aressa that is material to the Company or Aressa, except obligations entered into in the ordinary course of business, or (E) any change in the capital stock or long term debt of, or any dividend or distribution of any kind declared, paid or made on the capital stock of, the Company or Aressa, except as set forth or contemplated in the Prospectus or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or other), results of operations, business, prospects, properties or management of the Company and Aressa except as otherwise set forth or contemplated in the Registration Statement and the Prospectus, the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representatives, material and adverse so as to make it impracticable or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Prospectus.

               (j) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against the Company or any of its officers or directors in their capacities as such, before or by any federal, state, or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding could have a Material Adverse Effect.

               (k) At the time of execution of this Agreement, the Company shall have furnished to you a letter addressed to you from each officer and director of the Company and each securityholder of the Company (except one or more holders of not more than an aggregate of [____] shares of Common Stock, Preferred Stock and options and warrants convertible into Common Stock or Preferred Stock) in which each such person agrees not to (1) offer for sale, contract to sell, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into, exercisable or exchangeable for, or represent the right to receive, Common Stock or sell or grant options, rights or warrants with respect to any shares of Common Stock or register for sale any outstanding shares of Common Stock; or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock or securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise for a period of 180 days following the time of execution of this Agreement without your prior written consent, other than shares of Common Stock disposed of as gifts or transfers to immediate family members or trusts or partnerships, the beneficiaries and sole partners of which are immediate family members, provided that the donee or transferee agrees in writing to be bound in the same manner.

               (l) Each share of Preferred Stock shall have been converted into one share of Common Stock at the Conversion Time.

               (m) The Shares shall be qualified for sale in such jurisdictions as you shall have requested, each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date and any Additional Closing Date, if applicable.

               (n) The Shares shall have been authorized for quotation on the Nasdaq National Market, subject to official notice of issuance.

               (o) Prior to the Closing Date and any Additional Closing Date, if applicable, the Company shall have furnished to you such information and documents as you may reasonably require for the purpose of enabling you to pass upon the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, contained herein.

               If any of the conditions specified in this Section shall not have been fulfilled when and as required to be satisfied, this Agreement and all obligations of the Underwriters hereunder may be terminated at, or at any time on or prior to, the Closing Date, and with respect to the Option Shares, at any time prior to the Additional Closing Date, by the Representatives, except that Sections 5, 6, 7, 9 and 11 herein shall survive such termination. Notice of such termination shall be given to the Company promptly in writing or by telephone confirmed in writing.

        9. Default by an Underwriter.

               (a) If any Underwriter or Underwriters shall default in its or their obligations to purchase Firm Shares or Option Shares hereunder, and if the Firm Shares or Option Shares with respect to which such default relates do not (after giving effect to arrangements, if any, made by you pursuant to subsection
(b) below) exceed in the aggregate 10% of the number of Firm Shares or Option Shares, the Shares to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to the respective proportions which the numbers of Firm Shares set forth opposite their respective names in Schedule I hereto bear to the aggregate number of Firm Shares set forth opposite the names of the non-defaulting Underwriters.

               (b) In the event that such default relates to more than 10% of the Firm Shares or Option Shares, as the case may be, you may in your discretion arrange for yourself or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase such Firm Shares or Option Shares, as the case may be, to which such default relates on the terms contained herein. In the event that within 5 calendar days after such a default you do not arrange for the purchase of the Firm Shares or Option Shares, as the case may be, to which such default relates as provided in this
Section 9, this Agreement or, in the case of a default with respect to the Option Shares, the obligations of the Underwriters to purchase and of the Company to sell the Option Shares shall thereupon terminate, without liability on the part of the Company or the Underwriters with respect thereto (except in each case as provided in Sections 5, 6 and 7 hereof), but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other non-defaulting Underwriters and the Company for damages occasioned by its or their default hereunder. Notwithstanding the foregoing, if any default occurs with respect to any Additional Closing Date, this Agreement will not terminate with respect to the Firm Shares purchased prior to such time.

               (c) In the event that the Firm Shares or Option Shares to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or any Additional Closing Date, as the case may be, for a period not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the reasonable opinion of Underwriters' counsel, may thereby be made necessary or advisable. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 9 with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares and Option Shares.

        10.Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Underwriters and the Company contained in this Agreement, including the agreements contained in Section 4 and
Section 5, the indemnity agreements contained in Section 6 and the contribution agreements contained in Section 7, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof or by or on behalf of the Company, any of its officers and directors or any controlling person thereof, and shall survive delivery of and payment for the Shares to and by the Underwriters. The representations contained in Section 1 and the agreements contained in Sections 5, 6, 7, 9 and 11(c) hereof also shall survive the termination of this Agreement, including termination pursuant to Section 8, 9 or 11 hereof. Any successor to any Underwriter, or to the Company, or to their directors, officers or any person controlling any of them, shall be entitled to the benefits of the indemnity and contribution provisions contained in Sections 6 and 7 herein.

        11.Termination.

               (a) ING Barings LLC shall have the right to terminate this Agreement at any time on or prior to the Closing Date, or, with respect to the obligations of the Underwriters to purchase the Option Shares at any time on or prior to any Additional Closing Date, as the case may be (but in any event prior to delivery of and payment for the Shares), if (A) any domestic or international event or act or occurrence has disrupted, or in your opinion will in the immediate future disrupt, the market for the Company's securities or securities in general; or (B) if trading on the New York Stock Exchange or American Stock Exchange or Nasdaq National Market shall have been suspended, or limited, or if minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on any such exchange or on the Nasdaq National Market by any such exchange or the Nasdaq National

Market or by order of the Commission or any other governmental authority having jurisdiction; or (C) if a banking moratorium has been declared by a state or federal authority or if any new restriction materially adversely affecting the distribution of the Firm Shares or the Option Shares, as the case may be, shall have become effective; or (D)(i) there is an outbreak or escalation of national or international hostilities or there is a declaration by the United States of a national emergency or war or (ii) if there has been any crisis or calamity or any change or development in United States or international political, financial or economic conditions, if the effect of any such event in (D)(i) or (D)(ii), in the judgment of the Representatives, makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Shares or the Option Shares, as the case may be, on the terms contemplated by the Prospectus (exclusive of any supplement thereto) or to enforce contracts for the sale of securities. Any termination pursuant to this Section shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of ING Barings LLC and the other Underwriters as set forth in Section 11(c) below, (b) any Underwriter to the Company, or (c) of any party hereto to any other party except that, notwithstanding anything to the contrary contained herein or elsewhere in this Agreement, the provisions of Sections 5, 6 and 7 shall at all times be effective and shall survive such termination.

               (b) Any notice of termination pursuant to this Section 11 shall be by telephone or facsimile and confirmed in writing by letter.

               (c) If this Agreement shall be terminated (i) pursuant to any of the provisions hereof (other than pursuant to Section 9(b) or 11(a) hereof), or
(ii) because the Company fails to tender the Shares for delivery to the Underwriters, the Company will, subject to demand by you, reimburse the Underwriters for all out-of-pocket expenses (including the fees and expenses of their counsel), reasonably incurred by the Underwriters in connection herewith. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more of the Underwriters, the Company shall not be obligated to reimburse any additional expenses of the Underwriters, but the Company will still be obligated to pay all expenses as required pursuant to Section 5 hereof.

        12.Notices. Any notice or notification in any form to be given hereunder shall be in writing and shall be delivered in person or sent by telephone or facsimile transmission (but in the case of a notification by telephone, with subsequent confirmation by letter or facsimile transmission).

               Any notice or notification to you shall be addressed to:

                      ING Barings LLC
                      55 East 52nd Street
                      New York, New York  10055
                      Attention: H. Gill Sawhney

               With a copy to:

                      Winthrop Stimson Putnam & Roberts
                      Financial Centre
                      695 East Main Street
                      Stamford, Connecticut  06904-6760
                      Attention:  Frode Jensen, Esq.

               Any notice or notification to the Company shall be addressed to the Company at:

                      Arena Pharmaceuticals, Inc.
                      6166 Nancy Ridge Drive
                      San Diego, California  92121
                      Attention:  Chief Executive Officer

               With a copy to:

                      Arena Pharmaceuticals, Inc.
                      6166 Nancy Ridge Drive
                      San Diego, California 92121
                      Attention:  General Counsel

                      and

                      Morgan, Lewis & Bockius LLP
                      300 S. Grand Avenue, 22nd Floor
                      Los Angeles, California  90071-3132
                      Attention:  Peter P. Wallace

        Any notice or notification shall (subject to confirmation when required) take effect at the time of receipt. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by ING Barings LLC.

        13.Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriters and the Company and the controlling persons, directors, officers, employees and agents referred to in Sections 6, 7 and 11, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Shares from any of the Underwriters.

        14. Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby ("Related Proceedings") may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the "Specified Courts"), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a "Related Judgment"), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

        With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

        15.Miscellaneous. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to contracts made and to be performed within the State of New York. This Agreement may be executed in one or more counterparts, and if executed in more than one counterpart, the executed counterparts shall together constitute a single instrument. The descriptive headings in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

        Time shall be of the essence of this Agreement.

        This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

        If any provision or portion of any provision of the Agreement, or the application of any such provision or any portion thereof to any party or circumstances, shall be held invalid or unenforceable, the remaining portion of such provision and the remaining portion of such provision and the remaining provisions of this agreement, and the application of such provision or portion of such provision as is held invalid or unenforceable to any parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and such remaining portion of such provision and the remaining provisions of this Agreement shall continue to be valid and in full force and effect.

                                    * * * * *

        If the foregoing is in accordance with the Underwriters' understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the Underwriters in accordance with its terms.



                                         Very truly yours,

                                         Arena Pharmaceuticals, Inc.



                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:

        The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

                                         ING Barings LLC



                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                         For itself and the other several
                                         Underwriters named in Schedule I to the
                                         foregoing Agreement.

                             Schedules and Exhibits


                                    Schedules

    Schedule I     -   Underwriters

    Schedule 1(n)  -   Intellectual Property



                                    Exhibits

    Exhibit A      -   Form of Lock-up Agreement

    Exhibit B      -   Opinion of Morgan, Lewis & Bockius LLP

    Exhibit C      -   Opinion of Woodcock Washburn Kurtz Maciewicz & Norris LLP

    Exhibit D      -   Opinions of Richard P. Burgoon, Jr.

                                   SCHEDULE I



                                                                  Number of Firm
                                                                   Shares to be
                     Underwriters                                    Purchased
                     ------------                                 --------------
ING Barings LLC........................................

Prudential Securities Incorporated.....................

SG Cowen Securities Corporation........................

[OTHERS]...............................................              ---------



                                    Total..............              6,000,000
                                                                     =========